Exhibit 23.1

To Whom It May Concern:

We hereby consent to the use in this Registration Statement to form S-1 Amendment No. 7 of our audit opinion report dated November 28, 2022, with respect to the audited financial statements of Cannabis Bioscience International Holdings, Inc (formerly China Infrastructure Construction Corp) included in form S-1 for the period ended May 31, 2022. We also consent to the references to us under the headings “Experts” in such Registration Statement.

Very truly yours,

/s/PWR CPA, LLP

PWR CPA, LLP

Houston, TX

November 30, 2023